Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 the report of Vitale, Caturano & Co., Ltd. (whose name has been changed to Caturano and Company, P.C. effective May 1, 2009) dated December 19, 2008 relating to the consolidated financial statements of Technical Communications Corporation as of and for the years ended September 27, 2008 and September 29, 2007.

/s/ Caturano and Company, P.C.
Caturano and Company, P.C.
Boston, Massachusetts
August 11, 2009